SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(A) of the Securities Exchange Act of 1934

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GSE SYSTEMS, INC.
(Name of Registrant as Specified in its Charter)

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GSE SYSTEMS, INC.
1332 Londontown Blvd., Suite 200
Sykesville, MD 21784
(410) 970-7800
Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of GSE Systems, Inc. on June 3, 2015. The Annual Meeting will begin at 11:00 a.m. local time at our headquarters located at 1332 Londontown Blvd, Suite 200, Sykesville, Maryland 21784.

The business to be presented for action at the Annual Meeting is described in the Proxy Statement. We urge you to read the Proxy Statement carefully. In addition to the formal items of business, I will be available at the meeting to answer your questions.
As permitted by the rules of the Securities and Exchange Commission, we are primarily furnishing proxy materials to our stockholders on the Internet rather than mailing paper copies of the materials to each stockholder. As a result, some of you will receive an Important Notice Regarding Availability of Proxy Materials instead of paper copies of the Proxy Statement and our Annual Report. The notice contains instructions on how to access the Proxy Statement and the Annual Report over the Internet, as well as instructions on how to request a paper copy of our proxy materials, if you so desire.

We look forward to seeing you at the meeting.

Very truly yours,

Jerome I. Feldman
Chairman of the Board

GSE SYSTEMS, INC.
1332 Londontown Blvd., Suite 200
Sykesville, MD 21784

NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS
June 3, 2015

NOTICE IS HEREBY GIVEN that the annual meeting of stockholders (the "Annual Meeting") of GSE Systems, Inc. (the "Company") will be held on June 3, 2015, at 11:00 a.m. local time, at our headquarters located at 1332 Londontown Blvd, Suite 200, Sykesville, Maryland 21784 and thereafter as it may from time to time be adjourned, for the purposes stated below:

1. To elect two Class II directors to serve until the 2018 Annual Meeting and until their respective successors are elected and qualified;

2. To vote on a non-binding resolution to approve the Company's executive compensation;

3.  To ratify the selection by the Audit Committee of the Board of Directors of BDO USA LLP, independent registered public accountants, as the Company's independent registered public accountants for the fiscal year ending December 31, 2015; and

4. To transact such other business as may properly come before the Annual Meeting or at any adjournments or postponements thereof.

The Board of Directors has fixed the close of business on April 10, 2015 as the record date for the Annual Meeting. Owners of the Company's common stock at the close of business on that day are entitled to receive this notice of and to vote at the Annual Meeting or at any adjournments or postponements thereof.  Information regarding each of the matters to be voted on at the Annual Meeting is contained in the attached Proxy Statement and this Notice of Annual Meeting of Stockholders. We urge you to read the Proxy Statement carefully. In addition to the formal items of business, I will be available at the meeting to answer your questions.

If you plan to attend the Annual Meeting, please mark the appropriate box on the proxy card to help us plan for the Annual Meeting.

By Order of the Board of Directors

Jeffery G. Hough
Senior Vice President, Chief Financial Officer,
Secretary and Treasurer
Sykesville, Maryland
April 22, 2015

GSE SYSTEMS, INC.
1332 Londontown Blvd., Suite 200
Sykesville, MD 21784
(410) 970-7800

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS

To be Held on Wednesday, June 3, 2015

GENERAL ANNUAL MEETING INFORMATION
This proxy statement contains information related to the annual meeting (the "Annual Meeting") of stockholders of GSE Systems, Inc. (the "Company") to be held on Wednesday, June 3, 2015 at 11:00 a.m. local time at our headquarters located at 1332 Londontown Blvd., Suite 200, Sykesville, Maryland 21784.  Proxies are hereby being solicited by the Board of Directors.  The notice of the Annual Meeting will be mailed to stockholders on or about April 24, 2015, which was the date electronic materials were first made available to the stockholders.
Electronic Document Delivery
Why didn't I receive paper copies of the proxy materials in the mail?
As permitted by the rules of the Securities and Exchange Commission ("SEC"), we are now primarily furnishing proxy materials and annual reports to our stockholders on the Internet, rather than mailing paper copies of the Proxy Statement and the Annual Report to each stockholder. If you received only an Important Notice Regarding the Availability of Proxy Materials (the "Notice") by mail, you will not receive a paper copy of these proxy materials unless you request one. Instead, the Notice will instruct you on how you may vote your shares. The Notice will also instruct you as to how you may access your proxy card to vote over the Internet. If you received a Notice by mail or electronic mail and would like to receive a paper copy of our proxy materials, free of charge, please follow the instructions included in the Notice.

Annual Meeting Business

What proposals will be addressed at the Annual Meeting?

Stockholders will be asked to vote on the following proposals at the Annual Meeting:

1.	Election of two Class II directors;
2.	Approval of a non-binding resolution to approve the Company's executive compensation;
3.	Ratification of the selection of BDO USA LLP as the Company's independent registered public accountants; and
4.	Any other matters properly brought before the meeting.

Our Board unanimously recommends that the stockholders vote FOR the nominees for Class II directors,  Joseph W. Lewis and Jane Bryant Quinn and FOR proposals 2 and 3.

What vote is required to approve each proposal?

Conduct of business at the Annual Meeting, requires the presence of a quorum of stockholders.  A quorum is achieved if stockholders holding at least a majority of our outstanding common stock as of the close of business on April 10, 2015 (the "Record Date") are present at the Annual Meeting, in person or by proxy.  Abstentions and broker non-votes will be counted as present for purposes of determining whether we have a quorum for the conduct of business.

Proposal 1:  Election of Directors.  Directors are elected by a plurality. There are two Class II directors to be elected at the Annual Meeting.  Thus, the persons receiving the two highest number of votes will be elected as Class II directors.  Abstentions and broker non-votes have no impact on the outcome of the election of directors.  The nominees for Class II director are Joseph W. Lewis and Jane Bryant Quinn.

Proposal 2:  Approval of a Non-binding Resolution to Approve the Company's Executive Compensation.  The approval of Proposal 2 requires the affirmative vote of a majority of the votes cast. Abstentions and broker non-votes are not votes cast and, therefore, will not affect the outcome of the voting for this proposal.  This proposal is non-binding on the Board of Directors. Although non-binding, the Board of Directors and the Compensation Committee will carefully review and consider the voting results.

Proposal 3:  Ratification of Appointment of Independent Registered Public Accounting Firm.  The approval of Proposal 3 requires the affirmative vote of a majority of the votes cast. Abstentions and broker non-votes are not votes cast and, therefore, will not affect the outcome of the voting for this proposal.

The Company will continue its long-standing practice of holding the votes of all stockholders in confidence from directors, officers and employees except: (a) as necessary to meet applicable legal requirements and to assert and defend claims for or against the Company; (b) in case of a contested proxy solicitation; or (c) if a stockholder makes a written comment on the proxy card or otherwise communicates his/her vote to management.

Voting and Proxies

Who may vote at the Annual Meeting?

All stockholders of record of GSE Systems common stock ("Common Stock") on the Record Date will be entitled to vote at the Annual Meeting. At the close of business on the Record Date, the Company had 17,887,859 shares of Common Stock outstanding and entitled to vote.

How many votes do I have?

You are entitled to cast one vote for each share of Common Stock owned by you on the Record Date on all matters properly brought before the Annual Meeting.

How do I vote?
If you are a holder of record (that is, if your shares are registered in your name with Continental Stock Transfer & Trust Company, our transfer agent (the "Transfer Agent")), there are four ways to vote:
Telephone Voting: You may vote by telephone by calling the toll-free telephone number indicated in the Notice or if you received a proxy card, by following the instructions on the proxy card. Please follow the voice prompts that allow you to vote your shares and confirm that your instructions have been properly recorded.
Internet Voting: You may vote electronically over the Internet by logging on to the website indicated in the Notice, or if you received a proxy card, by following the instructions on the proxy card. Please follow the website prompts that allow you to vote your shares and confirm that your instructions have been properly recorded.

Return Your Proxy Card By Mail: If you received your proxy materials by mail, you may vote by completing, signing and returning the proxy card in the postage-paid envelope provided with this proxy statement. The proxy holders will vote your shares according to your directions. If you sign and return your proxy card without specifying choices, your shares will be voted by the persons named in the proxy in accordance with the recommendations of the Board of Directors as set forth in this proxy statement.
Vote at the Meeting: You may cast your vote in person at the Annual Meeting. Written ballots will be passed out to anyone who wants to vote in person at the meeting.
Telephone and Internet voting for shareholders of record will be available 24 hours a day and will close at 11:59 p.m. local time on June 2, 2015. Internet or telephone voting is convenient, provides postage and mailing cost savings and is recorded immediately, minimizing the risk that postal delays may cause votes to arrive late and therefore not be counted.
Even if you plan to attend the Annual Meeting, you are encouraged to vote your shares by proxy. You may still vote your shares in person at the Annual Meeting even if you have previously voted by proxy. If you are present at the Annual Meeting and desire to vote in person, your vote by proxy will not be counted.
How do I vote if I hold my shares in "street name?"
If you hold shares in "street name," you should follow the voting directions provided by your broker or nominee. You may complete and mail a voting instruction card to your broker or nominee or, in most cases, submit voting instructions by telephone or the Internet to your broker or nominee. If you provide specific voting instructions by mail, telephone or the Internet, your broker or nominee will vote your shares as you have directed.

Will my shares be voted if I do not provide my proxy?
If you are the stockholder of record and you do not vote or provide a proxy, your shares will not be voted.
If your shares are held in street name, your broker can only cast a vote on your behalf on "routine" matters under applicable NYSE MKT Stock Exchange ("NYSE MKT") rules.  Your broker may not vote your shares on non-routine matters unless they have received voting instructions from you.  Shares for which a broker submits a proxy card without vote are referred to as a "broker non-vote".
The Election of Directors and the Approval of the Non-binding Resolution to Approve the Company's Executive Compensation are not considered to be "routine" matters, and your broker may not vote your shares with respect to these proposals without receiving voting instructions from you.  The proposal to ratify the Selection of BDO USA LLP as our independent registered public accounting firm for fiscal 2015 is considered a "routine" matter, and your broker may vote your shares even if you do not provide them with voting instructions on that proposal.

Can I change my mind after I vote?
Yes.  If you are a stockholder of record, you may change your vote or revoke your proxy at any time before it is voted at the Annual Meeting by:

•	submitting a new proxy by telephone or via the Internet after the date of the earlier voted proxy and prior to the deadline for submitting a vote by telephone or Internet;

•	signing another proxy card with a later date and returning it to us prior to the Annual Meeting; or

•	attending the Annual Meeting and voting in person after giving notice to the Secretary of the Annual Meeting.
If you hold your shares in street name, you may submit new voting instructions by contacting your broker, bank or other nominee. You may also vote in person at the Annual Meeting if you obtain a legal proxy from your broker, bank or other nominee.

Other Meeting Information

Could the annual meeting be postponed?

The Annual Meeting will be postponed if a quorum is not present at the Annual Meeting on June 3, 2015. The presence, in person or by proxy, of at least a majority of the shares of Common Stock outstanding as of the Record Date will constitute a quorum and is required to transact business at the Annual Meeting.

Who bears the cost of soliciting proxies? The Company will bear the cost of preparing, assembling and mailing the Notice and requested proxy materials and of reimbursing brokers, nominees, fiduciaries and other custodians for out-of-pocket and clerical expenses of transmitting the Notice and requested copies of the proxy materials to the beneficial owners of our shares.  In addition to use of the mail, proxies may be solicited by directors, officers and other employees of the Company, without additional compensation, in person or by telephone. The Company does not plan to employ a professional solicitation firm with respect to items to be presented at the Annual Meeting.

Where are GSE Systems' principal executive offices?

The principal executive offices of GSE Systems are located at 1332 Londontown Blvd., Suite 200, Sykesville, MD 21784 and our telephone number is (410) 970-7800.

How can I obtain additional information about GSE Systems?

The Company will, upon written request of any stockholder, furnish without charge a copy of its Annual Report on Form 10-K for the fiscal year ended December 31, 2014 (the "2014 Form 10-K"), as filed with the Securities and Exchange Commission ("SEC"), including financial statements and financial statement schedules required to be filed with the SEC pursuant to Rule 13a-1 under the Act, but without exhibits. A list describing the exhibits not contained in the 2014 Form 10-K will be furnished with the 2014 Form 10-K. Please address all written requests to GSE Systems, Inc., 1332 Londontown Blvd., Suite 200, Sykesville, MD 21784 Attention: Corporate Secretary. Exhibits to the Form 10-K will be provided upon written request and payment of an appropriate processing fee which is limited to the Company's reasonable expenses incurred in furnishing the requested exhibits.   In addition, the 2014 Form 10-K can be found on the Company's website, www.gses.com, under About Us/Investor Relations/Financial Reports and Presentations.

Do any of the officers or directors have a material interest in the matters to be acted upon?

To the best of our knowledge, no directors, officers, or any of their associates have a material interest, direct or indirect, in any matters to be acted upon at the Annual Meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to the Company regarding the beneficial ownership of the Common Stock as of the Record Date by (1) all beneficial owners of 5% or more of the Common Stock; (2) each director and nominee for election as director; (3) each executive officer named in the Summary Compensation Table appearing elsewhere in this Proxy Statement (the "Named Executive Officers"); and (4) all executive officers, directors and nominees of the Company as a group. The number of shares beneficially owned by each person is determined under the rules of the Securities and Exchange Commission (the "SEC") and the information is not necessarily indicative of beneficial ownership for any other purpose. SEC rules deem a person to be the beneficial owner of any securities which that person has the right to acquire within 60 days of the Record Date. The Common Stock is the only class of voting securities of the Company.  Except as otherwise indicated in the footnotes to the tables below, the Company believes that the beneficial owners of the Common Stock have sole investment and voting power with respect to such shares, subject to community property laws where applicable.  Unless otherwise indicated, the address for each of the stockholders listed below is c/o GSE Systems, Inc., 1332 Londontown Blvd., Suite 200, Sykesville, MD 21784.

	GSE Common Stock
	Amount and Nature		Percent of
Name of Beneficial Owner	of Beneficial Ownership (A)(1)		Class (B) (1)

Beneficial Owners:
NGP Energy Technology Partners II, LP	2,616,525	(2)	14.6%
1700 K St NW, Suite 750
Washington, DC 20006

Sherleigh Associates Inc. Profit Sharing Plan	1,432,694	(3)	8.0%
80 Columbus Circle PH76A
New York, NY 10023

S Squared Technology, LLC	1,120,892	(4)	6.3%
515 Madison Avenue
New York, NY 10022

Spear Point Capital Management LLC	1,017,862	(5)	5.7%
400 Poydras
New Orleans, LA 70130

Management:

Jerome I. Feldman	467,695	(6)	2.6%
James A. Eberle	165,000	(7)	*
Chin-Our Jerry Jen	135,695	(8)	*
Lawrence M. Gordon	130,000	(9)	*
Jeffery G. Hough	120,026	(10)	*
Roger L. Hagengruber	61,000	(11)	*
Sheldon L. Glashow	56,438	(12)	*
Jane Bryant Quinn	55,999	(13)	*
Joseph W. Lewis	51,000	(14)	*
Christopher D. Sorrells	21,000	(15)	*

Directors and Executive Officers	1,232,425	(16)	6.5%
as a group (11 persons)

* Less than one percent.

(A)	This table is based on information supplied by officers, directors and principal stockholders of the Company and on any Schedules 13D or 13G filed with the SEC.

(B)	Applicable percentages are based on 17,887,859 shares outstanding on April 10, 2015, adjusted as required by rules promulgated by the SEC.

(1)  Assumes for each beneficial owner and for directors and executive officers as a group that (i) all options that may be exercised within 60 days of the Record Date are exercised in full only by the named beneficial owner or members of the group and (ii) no other options are exercised.

(2)  Based on a Schedule 13D/A filed with the SEC on May 17, 2012 by NGP Energy Technology Partners II, L.P., on its own behalf and on behalf of NGP ETP II, L.L.C., Energy Technology Partners, L.L.C., and Philip J. Deutch. The Reporting Persons disclaim beneficial ownership over the securities reported except to the extent of the Reporting Persons' pecuniary interest therein.

(3)  Based on a Schedule 13G/A filed with the SEC on February 6, 2015 by Jack Silver, Trustee of the Sherleigh Associates Inc. Profit Sharing Plan.  Such shares of Common Stock are beneficially owned by the reporting persons and held by Sherleigh Associates Inc. Profit Sharing Plan.

(4)  Based on a Schedule 13G/A filed with the SEC on February 17, 2015 by S Squared Technology, LLC ("SST") on its own behalf and on behalf of Seymour L. Goldblatt and Kenneth A. Goldblatt.  SST is a registered investment adviser and Seymour and Kenneth Goldblatt are control persons of SST.   Seymour and Kenneth Goldblatt disclaim any beneficial ownership interest of the shares held by any funds for which SST acts as an investment adviser, except for that portion of such shares that relates to their economic interest in such shares, if any.

(5)  Based on a Schedule 13D filed with the SEC on December 30, 2014 by the a group consisting of Spear Point Capital Management LLC, a Delaware limited liability company, Spear Point Capital Partners LLC, a Delaware limited liability company, Spear Point Capital Fund LP, a Delaware limited partnership, Rodney A. Bienvenu, Jr., Trevor L. Colhoun, and Ernest C. Mysogland (collectively, the "Spear Point Reporting Persons") and Richard C. McKenzie, Jr. and Seven Bridges Foundation, Inc. (together, the "McKenzie Reporting Persons").  Collectively, the "Spear Point Reporting Persons" and the "McKenzie Reporting Persons" are referred to as the "Spear Point Group" or the "Reporting Persons."  The Spear Point Group beneficially owns an aggregate of 1,017,862 shares of Common Stock, representing 5.7% of the outstanding shares of Common Stock.  The McKenzie Reporting Persons beneficially own an aggregate of 311,862 shares of Common Stock, representing 1.7% of the outstanding shares of Common Stock.

(6)  Includes 218,858 shares of Common Stock owned directly by Mr. Feldman, 215,714 shares of Common Stock issuable upon exercise of stock options held by Mr. Feldman, 1,341 shares of Common Stock allocated to Mr. Feldman's account pursuant to the provisions of the GP Retirement Savings Plan (the "GP Plan"), 354 shares of Common Stock held by members of Mr. Feldman's family, and 31,428 shares of Common Stock issuable upon exercise of stock options held by Mr. Feldman's family.  Mr. Feldman disclaims beneficial ownership of all shares held by his family.

(7)  Includes 5,000 shares of Common Stock owned directly by Mr. Eberle and 160,000 shares of Common Stock issuable upon exercise of stock options held by Mr. Eberle.

(8)   Includes 6,410 shares of Common Stock owned directly by Mr. Jen and 129,285 shares of Common Stock issuable upon exercise of stock options held by Mr. Jen.

(9)  Includes 10,000 shares of Common Stock owned directly by Mr. Gordon and 120,000 shares of Common Stock issuable upon exercise of stock options held by Mr. Gordon.

(10)  Includes 5,741 shares of Common Stock owned directly by Mr. Hough and 114,285 shares of Common Stock issuable upon exercise of stock options held by Mr. Hough.

(11)  Includes 10,000 shares of Common Stock owned directly by Dr. Hagengruber and 51,000 shares of Common Stock issuable upon exercise of stock options held by Dr. Hagengruber.

(12)  Includes 5,438 shares of Common Stock owned directly by Dr. Glashow and 51,000 shares of Common Stock issuable upon exercise of stock options held by Dr. Glashow.

(13)  Includes 55,999 shares of Common Stock issuable upon exercise of stock options held by Ms. Quinn.

(14)  Includes 51,000 shares of Common Stock issuable upon exercise of stock options held by Mr. Lewis.

(15)  Includes 21,000 shares of Common Stock issuable upon exercise of stock options held by Mr. Sorrells.

(16)  Includes 261,447 shares of Common Stock owned directly by the directors and executive officers, 969,283 shares of Common Stock issuable upon exercise of stock options held by the directors and executive officers, 1,341 shares of Common Stock allocated to accounts pursuant to the provisions of the GP Plan, and 354 shares of Common Stock owned by family members of the directors and executive officers.

INFORMATION ABOUT DIRECTORS AND EXECUTIVE OFFICERS

Identification of Directors and Executive Officers

Name		Age	Title

James A. Eberle		47	Director, Chief Executive Officer
Jerome I. Feldman		86	Director, Chairman of the Board
Sheldon L. Glashow	(1) (3)	82	Director
Gill R. Grady		57	Senior Vice President
Lawrence M. Gordon		61	Senior Vice President, General Counsel
Roger L. Hagengruber	(1)	72	Director
Jeffery G. Hough		60	Senior Vice President, Chief Financial Officer, Treasurer, Secretary
Joseph W. Lewis	(1)	80	Director, Chairman of the Audit Committee
Jane Bryant Quinn	(2) (3)	76	Director, Chairman of the Compensation Committee
Christopher D. Sorrells	(2)	46	Director

(1) Member of Audit Committee
(2) Member of Compensation Committee
(3) Member of Nominating Committee

Background of Directors and Executive Officers and Qualifications of Directors.

Biographical information with respect to the executive officers and directors of GSE Systems is set forth below.  There are no family relationships between any executive officers or directors.

James A. Eberle.  Since November 1, 2010, Mr. Eberle has been the Chief Executive Officer and a Director of the Company.   From June 1, 2010 until October 31, 2010, Mr. Eberle was the Chief Operating Officer of the Company. Prior thereto Mr. Eberle worked at MXL Industries, Inc. ("MXL"), his last position being President.  From 1990 to May 2004, Mr. Eberle worked at General Physics Corporation, which is now GP Strategies Corporation (NYSE:GPX), his last position being VP of Operations.  Prior to joining General Physics, Mr. Eberle was a Nuclear Reactor Operator and Instructor in the United States Navy.

Mr. Eberle brings leadership capabilities, financial knowledge and business acumen to our Board.   In addition, Mr. Eberle's knowledge of the Company and its operations make him qualified to serve as a member of the Board.

Jerome I. Feldman.  Mr. Feldman has served as a Company director since 1994 and as Chairman of the Board since 1997. In April 2007, Mr. Feldman became an executive officer of the Company in the position of Chairman of the Board.  Mr. Feldman was founder of GP Strategies and was its Chief Executive Officer and Chairman of the Board until April 2005 and Chairman of the Executive Committee of GP Strategies from April 2005 to June 2007.  He was: Chairman of the Board of Five Star Products, Inc., a paint and hardware distributor, from 1994 until March 2007; Chairman of the Board and Chief Executive Officer of National Patent Development Corporation, a holding company with interests in optics, training, optical plastics, paint and hardware distribution services from August 2004 until May 2007; and Chief Executive Officer and President of National Patent Development Corporation from January 1960 to August 2004; and a Director of Valera Pharmaceuticals, Inc., a specialty pharmaceutical company, from January 2005 until April 2007. Mr. Feldman is also Chairman of the New England Colleges Fund and a Trustee of Northern Westchester Hospital Foundation.

As a former Chief Executive Officer of GP Strategies, Inc., a public company, Mr. Feldman brings management experience, leadership capabilities, financial knowledge and business acumen to our Board.  Mr. Feldman has a deep understanding of the Company and its operations, having served on our Board since 1994 and as Chairman of the Board since 1997.  Mr. Feldman's experience makes him a valued and important contributor to our Board.

Sheldon L. Glashow, Ph.D.  Dr. Glashow has served as a director since 1995. Dr. Glashow is the Higgins Professor of Physics Emeritus at Harvard University, and a university professor and the Arthur G.B. Metcalf Professor of Mathematics & the Sciences at Boston University since July 2000, and previously taught physics at other major universities in Massachusetts, Texas, California and France. In 1979, Dr. Glashow received the Nobel Prize in Physics. Dr. Glashow was a director of Interferon Sciences, Inc., a pharmaceuticals company from 1991 to 2005. Dr. Glashow also served on the Board of RedStorm Scientific, Inc., a computational drug design company, until 2009. Dr. Glashow is a member of the National Academy of Science, the American Academy of Arts and Sciences, the American Philosophical Society, and is a foreign member of the Russian, Korean and Costa Rican Academies of Sciences.

As a winner of the Nobel Prize in Physics in 1979 and the Arthur G.B. Metcalf Professor of Mathematics & the Sciences at Boston University since July 2000, Dr. Glashow's breadth of knowledge in multiple scientific disciplines makes him a valued and important contributor to our Board.

Gill R. Grady.  Mr. Grady has served as a Senior Vice President since September 1999 and is currently responsible for the Company's Marketing, Business Development and Merger Integration activities.  Prior to September 1999, he was responsible for Eastern European, Process Industry and Department of Energy business operations. He has also held numerous senior management positions in business operations, marketing and project management with the Company as well as several administrative functions such as investor relations, human resources, contract administration and information technology.  He has been employed by the Company or predecessor companies since 1980.

Lawrence M. Gordon.  Mr. Gordon has been with the Company since January 2009 and currently serves as a Senior Vice President and the Company's General Counsel.  From March 2006 until December 2008, Mr. Gordon was Assistant to the President of Stem Cell Innovations, Inc., a publicly traded cell biology company.   From July 1995 until March 2006, Mr. Gordon was Chief Executive Officer and a Director of Interferon Sciences, Inc., a publicly traded biotechnology company engaged in the manufacture and sale of an FDA approved natural alpha interferon product.

Roger L. Hagengruber, Ph.D.  Dr. Hagengruber has served as a director since June 2001. Dr. Hagengruber retired in 2003 as the Senior Vice President for National Security and Arms Control at the Sandia National Laboratories, where he served as an officer for over 17 years. In his former position, he led programs in nuclear technologies, arms control, satellite and sensor systems, security, and international programs, including an extensive set of projects within the states of the former Soviet Union. He served as the Senior Security Officer at Los Alamos National Laboratory, retiring in 2008, and retired in 2009 from the University of New Mexico ("UNM") where he was Associate Vice President for Research.  Dr. Hagengruber served for three years on the Nuclear and Radiation Studies Board of the National Academy of Science and is currently a member of the Defense Threat Reduction Agency Basic Research Review Committee and the American Physical Society Policy Committee.  He also has status as Senior Vice President Emeritus at Sandia National Laboratories and is Emeritus Director of the Institute for Public Policy at UNM.  Dr. Hagengruber holds B.S., M.S. and Ph.D. degrees from the University of Wisconsin, with his doctorate in nuclear physics. He is also a graduate of the Industrial College of the Armed Forces.

As a former senior executive for National Security and Arms Control at the Sandia National Laboratories, Dr. Hagengruber brings management experience, an understanding of the Company's technology and business acumen to our Board.  Dr. Hagengruber has a deep understanding of the Company and its operations, having served on our Board since 2001.  Dr. Hagengruber's experience makes him a valued and important contributor to our Board.

Jeffery G. Hough.  Mr. Hough joined the Company in January 1999 as Senior Vice President and Chief Financial Officer. During 1999, he was elected both Treasurer and Secretary of the Company. Prior to joining the Company, from 1995 through 1998, Mr. Hough was the Chief Financial Officer and Treasurer of Yokogawa Industrial Automation America, Inc., a supplier of process control equipment. From 1982 through 1995, he held various financial management positions with two other suppliers of process control equipment, ABB Process Automation and Leeds & Northrop. Mr. Hough was an auditor for Price Waterhouse from 1977 to 1982.

Joseph W. Lewis.  Mr. Lewis has served as a director since March 2000. In 1998, Mr. Lewis retired from Johnson Controls, Inc. after 39 years of service, including his tenure from 1986 to 1998 as Executive Vice-President with responsibilities for its Controls Group. Mr. Lewis served as a director of Wheaton Franciscan Services, Inc., an integrated multi-location health care provider from 1991 to 2009, serving as its Treasurer from 1993 to 2002 and as its Chairman of the Board from 2003 to 2009.

As a former senior executive to a company in our industry, Mr. Lewis brings management experience, leadership capabilities, financial knowledge and business acumen to our Board.  Mr. Lewis has a deep understanding of the Company and its operations, having served on our Board since 2000 and as Chairman of the Audit Committee since 2003.  Mr. Lewis's experience makes him a valued and important contributor to our Board.

Jane Bryant Quinn.  Ms. Quinn has served as a director since May 2008.  Ms. Quinn is one of the nation's leading experts on personal finance.  She currently writes a monthly column for AARP and has authored several books on personal finance.  She is the co-founder of DailyVoice.com, an online community news company.  Ms. Quinn has many awards to her credit, including an Emmy Award for outstanding coverage of news on television and the Gerald Loeb award for distinguished lifetime achievement in business and financial journalism.  She has been named by the World Almanac as one of the 25 most influential women in the United States.  She served on the boards of the Harvard School of Public Health, the Jerome Levy Economics Institute of Bard College, and her alma mater, Middlebury College.  She is currently a director of Bloomberg L.P., the financial services company.

Ms. Quinn, as one of the nation's leading experts on personal finance, brings financial knowledge and business acumen to our Board.   Ms. Quinn's experience makes her a valued and important contributor.

Christopher D. Sorrells.  Mr. Sorrells has served as a member of our Board of Directors since March 2012.  Previously, Mr. Sorrells was a Managing Director at an affiliated fund of NGP Energy Capital Management, a premier investment franchise in the natural resources industry with $16.5 billion in cumulative capital under management since inception.  From September 2003 to September 2005, Mr. Sorrells worked at Clarity Partners, a private equity firm. Mr. Sorrells served as a principal with Banc of America Securities from June 1998 to November 2002 and as an associate with Salomon Smith Barney from August 1996 to June 1998.  Mr. Sorrells is also a member of the board of directors of Renewable Energy Group, one of the largest publicly traded global producers of biofuels.  Mr. Sorrells holds an M.B.A. from the College of William and Mary, a Master of Accounting degree from the University of Southern California, and a B.A. from Washington and Lee University.

Mr. Sorrells' financial background and the extensive knowledge and expertise he gained working with a variety of energy companies make him a skilled advisor, who provides critical insight into strategic planning and financial matters.

CORPORATE GOVERNANCE

The Board of Directors

The Board oversees the business affairs of GSE Systems, monitors the performance of management and elects the executive officers of the Company.  The Board has the responsibility for establishing broad corporate policies and for the overall performance of the Company, although it is not involved in day-to-day operating details. Members of the Board are kept informed of the Company's business by various reports and documents sent to them as well as by operating and financial reports made at Board and Committee meetings.

GSE Systems' Certificate of Incorporation provides that the Board is divided into three classes, as nearly equal in number as possible, that serve staggered three-year terms.  The stockholders elect at least one class of directors annually.

Both of the current Class II directors (Joseph W. Lewis and Jane Bryant Quinn) are standing for re-election for a three-year term at the Annual Meeting.  Class III directors (James A. Eberle, Jerome I. Feldman and Christopher D. Sorrells) serve until the 2016 Annual Meeting at which their successors will be elected. Class I directors (Sheldon L. Glashow and Roger Hagengruber) serve until the 2017 Annual Meeting at which their successors will be elected.

Independence

The Board reviews the independence of its members on an annual basis. No directors will be deemed to be independent unless the Board affirmatively determines that the director in question has no material relationship with the Company, directly or as an officer, stockholder, member or partner of an organization that has a material relationship with the Company.  The Board is subject to the standards of independence of the NYSE MKT rules.  As a result of its annual review of independence of the Board, the Board determined that Dr. Sheldon L. Glashow, Dr. Roger Hagengruber, Joseph W. Lewis, Jane Bryant Quinn, and Christopher D. Sorrells meet NYSE MKT independence standards and that all of the members of the Audit Committee meet the applicable NYSE MKT heightened standards for independence.

Board Leadership Structure

Mr. Feldman currently serves as Chairman of the Board of Directors. Mr. Eberle currently serves as Chief Executive Officer of the Company. The Company believes it is the Chairman's responsibility to lead the Board of Directors and the Chief Executive Officer's responsibility to lead the day-to-day operations of the Company. As directors continue to have more oversight responsibility than ever before, we believe it is beneficial to have a Chairman who is responsible for leading the Board, which allows the Chief Executive Officer to focus on running the Company. This separation of responsibilities ensures that there is no duplication of effort between the Chairman and Chief Executive Officer. We believe this separation of leadership provides strong leadership for our Board, while also positioning our Chief Executive Officer as the leader of the Company in the eyes of our customers, employees and stockholders.

In addition, the non-management directors meet at the end of every board meeting in executive session. The executive sessions of non-management directors are presided over by the director who is the Chairman of the committee responsible for the issues being discussed. Any director may request an executive session of non-management directors to discuss any matter of concern.

Board's Role in Oversight

While the Board oversees risk management, Company management is charged with managing risk. The Board and the Audit Committee monitor and evaluate the effectiveness of the internal controls at least annually. Management communicates with the Board, Board Committees and individual Directors on the significant risks identified and how they are being managed. Directors are free to, and indeed often do, communicate directly with senior management. The Board implements its risk oversight function both as a whole and through Committees.  The Audit Committee oversees risks related to the Company's financial statements, the financial reporting process, and accounting matters. The Audit Committee oversees the internal audit function and the Company's ethics programs. The Audit Committee members meet separately with representatives of the Company's independent registered public accounting firm.  The Compensation Committee evaluates the risks and rewards associated with the Company's compensation philosophy and programs.

Meetings of the Board of Directors

The Board held five meetings during the fiscal year ended December 31, 2014.  During the 2014 fiscal year, no director attended less than seventy-five percent (75%) of the aggregate of (1) the total number of meetings of the Board (held during the period for which he/she was a director) and (2) the total number of meetings held by all committee(s) of the Board on which he/she served (during the periods that he/she served).

Board Member Attendance at Annual Meetings

The Company encourages, but does not require, all of its directors to attend the Annual Meeting of Stockholders.  Messrs. Feldman, Eberle, and Sorrells attended the 2014 Annual Meeting of Stockholders.

Committees of the Board of Directors

The Board has three standing committees: the Nominating Committee, the Audit Committee and the Compensation Committee. As an NYSE MKT listed company, we are subject to the NYSE MKT listing standards.  The Company is required under the NYSE MKT listing standards to have a majority of independent directors and all of the members of the audit, nominating and compensation committees are required to comply with additional, heightened independence standards applicable to service on any of those committees.

Nominating Committee.  The Nominating Committee consists of Dr. Glashow and Ms. Quinn. Both members of the Nominating Committee are "independent" directors as that term is defined by applicable SEC rules and the NYSE MKT listing standards. The Nominating Committee selects and recommends to the full Board nominees for election as directors. The Nominating Committee met once during fiscal year 2014.  The Nominating Committee operates pursuant to a written Charter which is available on our website at www.gses.com.

Audit Committee.  The Audit Committee consists of Messrs. Hagengruber, Glashow and Lewis (Chairman), each of whom meets the general as well as the heightened independence standards set by applicable SEC rules and the NYSE MKT listing standards. In addition, the Board has determined that Mr. Lewis is an "audit committee financial expert" as defined by applicable SEC and NYSE MKT rules. The Audit Committee operates under a written charter adopted by the Board. Management is responsible for the Company's internal controls and preparing the Company's consolidated financial statements. The Company's independent registered public accountants are responsible for performing an independent audit of the consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board and issuing a report thereon and the Committee is responsible for overseeing the conduct of these activities.  The Audit Committee makes recommendations to the full Board concerning the engagement of independent registered public accountants, reviews with the independent registered public accountants the plans and results of the audit engagement, approves professional services provided by the independent registered public accountants, reviews the independence of the independent registered public accountants and reviews the adequacy of the Company's internal accounting controls. The Audit Committee met five times during fiscal year 2014. See "Audit Committee Report" below. The Audit Committee Charter is available on our website at www.gses.com.

Compensation Committee.  The Compensation Committee consists of Mr. Sorrells and Ms. Quinn (Chairman).  Mr. Sorrells and Ms. Quinn are "independent" directors as that term is defined by applicable SEC rules and the NYSE MKT listing standards. The Compensation Committee is responsible for recommending to the full Board the compensation for the Company's executive officers, including the granting of awards under the Company's Long-Term Incentive Plan. The Compensation Committee met twice during fiscal year 2014.  The Compensation Committee operates pursuant to a written Charter which is available on our website at www.gses.com.

Communications with the Board of Directors

The Board desires to foster open communications with its security holders regarding issues of a legitimate business purpose affecting the Company. The Board has adopted policies and procedures to facilitate written communications by stockholders to the Board. Persons wishing to write to our Board, or to a specified director or committee of the Board, should send correspondence to the Corporate Secretary at 1332 Londontown Blvd., Suite 200, Sykesville, MD 21784. Electronic submissions of stockholder correspondence will not be accepted.

The Corporate Secretary will forward to the directors all communications that, in his judgment, are appropriate for consideration by the directors. Examples of communications that would not be appropriate for consideration by the directors include commercial solicitations and matters not relevant to the stockholders, to the functioning of the Board, or to the affairs of GSE Systems. Any correspondence received that is addressed generically to the Board will be forwarded to the Chairman of the Board, with a copy to the Chairman of the Audit Committee.

Stockholder Proposals

In accordance with rules promulgated by the SEC, any stockholder who wishes to submit a proposal for inclusion in the proxy materials to be distributed by the Company in connection with the 2016 annual meeting must do so no later than December 26, 2015. Any such proposal must be submitted in compliance with applicable SEC regulations as well as the requirements of the Company's bylaws, described below.  Stockholder proposals submitted after March 10, 2016 will be considered untimely, and the proxy holders may vote on any such matter, in their discretion.

Section 2.7 of the Company's Bylaws requires a stockholder to give written notice of his or her intent to submit a stockholder proposal containing, among other things:

•	the names and addresses of the proponent and any persons acting in concert with the proponent and how those names and addresses appear in the Corporation's records;

•	the class and number of shares beneficially owned by all such identified persons;

•	a description of the proposal; and

•	any other information that the Board reasonably determines is necessary or appropriate to enable the Board and the stockholders to consider the proposal.

If the board or a designated committee or the officer who presides at the stockholders' meeting determines that the information provided in such notice does not satisfy the informational requirements of the Bylaws or otherwise does not comply with applicable laws, the stockholder will be notified promptly of such deficiency and be given an opportunity to cure the deficiency within the time period prescribed in the Bylaws. If the deficiency is not cured, the proposal may not be presented at the meeting.

Copies of the Company's By-laws are available to stockholders without charge upon request to the Corporate Secretary at the Company's address set forth above.

Stockholder Nominations

The Board will consider nominees for director who are submitted by stockholders.  All nominations must be made in accordance with our Bylaws and the procedures established by the Nominating Committee, described below. All persons recommended as director candidates must meet the qualifications established by the Board.  Written notice of all stockholder director nominees proposed for election at the 2016 annual meeting must be received by the Nominating Committee at our principal executive office not later than April 3, 2016, and no earlier than March 3, 2016. The written notice must contain the following material elements, as well as any other information reasonably requested by the Company or the Nominating Committee:

•	the name and address, as they appear on our books, of the stockholder giving the notice or of the beneficial owner, if any, on whose behalf the nomination is made;
•
a representation that the stockholder giving the notice is a holder of record of our common stock entitled to vote at the annual meeting and intends to appear in person or by proxy at the annual meeting to nominate the person or persons specified in the notice;

•	a complete biography of the nominee, as well as consents to permit us to complete any due diligence investigations to confirm the nominee's background, as we believe to be appropriate;
•	the disclosure of all special interests and all political and organizational affiliations of the nominee;
•	a signed, written statement from the director nominee as to why the director nominee wants to serve on our Board, and why the director nominee believes that he or she is qualified to serve;
•
a description of all arrangements or understandings between or among any of the stockholders giving the notice, the beneficial owner, if any, on whose behalf the notice is given, each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder giving the notice;

•
such other information regarding each nominee proposed by the stockholder giving the notice as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had the nominee been nominated, or intended to be nominated, by our Board of Directors; and

•	the signed consent of each nominee to serve as a director if so elected.

The Committee applies the same criteria when considering stockholder nominees as it does to Company nominated candidates.

Each director nominee will be evaluated considering the relevance to the Company of the director nominee's skills and experience, which must be complimentary to the skills and experience of the other members of the Board.  Although the Nominating Committee does not have a formal policy regarding diversity, in considering director candidates, the Nominating Committee considers such factors as it deems appropriate to assist in developing a board and committees that are diverse in nature and comprised of members who have various types of experience (industry, professional, public service). Each director nominee is evaluated in the context of the Board's qualifications, as a whole, with the objective of establishing a Board that can best perpetuate our success and represent stockholder interests through the exercise of sound business judgment.

Certain Relationships and Related Party Transactions

It is the Company's policy that any transactions with related parties are to be reviewed and approved by the Company's Audit Committee, with the exception of officer compensation which is approved by the Compensation Committee.

Code of Business Conduct and Ethics

The Company has adopted a Code of Ethics for Senior Financial Officers of the Company and its subsidiaries and a Conduct of Business Policy for directors, officers and employees of the Company and its subsidiaries. It is the Company's intention to disclose any waivers of such Code of Ethics or Conduct of Business Policy on the Company's website at www.gses.com. The Company will provide a copy of such Code of Ethics and Conduct of Business Policy to any person upon written request made to the Company's Secretary in writing to the following address: GSE Systems, Inc., Attn: Secretary, 1332 Londontown Blvd., Suite 200, Sykesville, MD 21784.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires any person who was one of our executive officers, directors or who owned more than ten percent (10%) of any publicly traded class of our equity securities at any time during the fiscal year (the "Reporting Persons"), to file reports of ownership and changes in ownership of equity securities of the Company with the SEC and the NYSE MKT. These Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) filings.

Based solely upon a review of Forms 3 and Forms 4 and amendments thereto furnished to GSE Systems during the most recent fiscal year, and Forms 5 and amendments thereto with respect to its most recent fiscal year, or written representations from certain Reporting Persons that such filings were not required, we believe Messrs. Sorrells, Lewis, Hagengruber, Glashow, and Ms. Quinn each filed one late Form 4 in 2014.

AUDIT COMMITTEE REPORT

The Audit Committee has:

•
reviewed and discussed the Company's audited consolidated financial statements as of and for the year ended December 31, 2014 with management and with BDO USA LLP, the Company's independent registered public accounting firm for 2014 (See Change of Independent Registered Public Accountants below);

•
discussed with BDO USA LLP the matters required under applicable professional auditing standards and regulations by the Public Company Accounting Oversight Board ("PCAOB") Statement on Auditing Standards No. 16, Communications with Audit Committees;

•
received the written disclosures and the letter from BDO USA LLP required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence and has discussed with BDO USA LLP its independence from the Company and its management;

•
discussed with BDO USA LLP the overall scope and plans of their audit.  The Committee met with BDO USA LLP, with and without management present, to discuss the results of their examinations and the overall quality of the Company's financial reporting;

•
recommended, based on the reviews and discussions referred to above, to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2014 for filing with the SEC; and

•	selected BDO USA LLP as the Company's independent accountants for the year 2015. Such selection is being submitted for ratification by the stockholders at the Annual Stockholders' Meeting.

By the members of the Audit Committee:

Joseph W. Lewis, Chairman
Dr. Sheldon L. Glashow
Dr. Roger L. Hagengruber

AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND NON-AUDIT SERVICES

The Audit Committee pre-approves all audit and permissible non-audit services provided to the Company by its independent registered public accountants. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has adopted policies and procedures for the pre-approval of services provided by the independent registered public accountants. Management must provide a detailed description of each proposed service and the projected fees and costs (or a range of such fees and costs) for the service. The policies and procedures require management to provide quarterly updates to the Audit Committee regarding services rendered to date and services yet to be performed.

As permitted under the Sarbanes-Oxley Act of 2002, the Audit Committee may delegate pre-approval authority to its Chairman, for audit and permitted non-audit services. Any service pre-approved by the Audit Committee or its Chairman must be reported to the Audit Committee at the next scheduled quarterly meeting. In addition, the pre-approval procedures require that all proposed engagements of BDO USA LLP for services of any kind be directed to the Company's Chief Financial Officer before they are submitted for approval prior to the commencement of any service.

The following table presents fees for professional audit services and other related services rendered by BDO USA LLP to the Company for the year ended December 31, 2014. The Audit Committee approved 100% of the services described in the following table.

2014

Audit fees (1)	$344,500

Audit-related fees (2)	73,000

Total Fees	$417,500

(1)
Audit fees consisted of fees for the audit of the Company's financial statements, including quarterly review services in accordance with SAS No. 100 and statutory audit services for subsidiaries of the Company.

(2)
Audit related fees consisted of fees for the audit of the financial statements of the Company's 401(k) Savings Plan and the prior period audits and review of Hyperspring, LLC in connection with the Company's acquisition thereof.

There were no other fees except as outlined in the above table.

CHANGE OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

On March 21, 2014, KPMG LLP ("KPMG") was dismissed as the Company's independent registered public accounting firm.  The change was recommended by the Audit Committee and approved by the Board of Directors. The audit report of KPMG on the consolidated financial statements of the Company as of and for the year ended December 31, 2013 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles.

During the year ended December 31, 2013 and through March 26, 2014, the Company did not have any disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused it to make reference to the subject matter of the disagreements in connection with its report.

For the year ended December 31, 2013, there was a reportable event as that term is described in Item 304(a)(1)(v) of Regulation S-K.

As of December 31, 2013 it was determined that the Company's control over expense cut-off was not designed appropriately to prevent or detect errors that could be material to the Company's financial statements.  The Company had one employee who was responsible for both review of the vendor invoices for appropriate accounting treatment as well as recording the invoices in the appropriate period.  This was considered to be a material weakness in our internal control over financial reporting as of December 31, 2013.  As a result of this material weakness in the design of our internal control over financial reporting, we performed additional review and analysis over our consolidated financial statements for the year ended December 31, 2013.  During the first quarter of 2014, we redesigned our control over expense cut-off to include an additional employee who now reviews the invoices for appropriate accounting treatment before the invoices are recorded. As a result of these procedures, we believe that we have remediated the material weakness described above.

EXECUTIVE COMPENSATION

Compensation Structure

The Compensation Committee consists entirely of independent directors in accordance with NYSE MKT listing standards. The Committee is responsible for overseeing and making recommendations to the full Board with respect to the Company's compensation program for its executive officers and for recommending to the full Board the granting awards under the Company's Long-Term Incentive Plan. The Compensation Committee bases its recommendations on both individual performance and the Company's financial results. All compensation decisions are made solely by the Compensation Committee; however, the Compensation Committee may consult with the Chairman of the Board and the Company's Chief Executive Officer as part of its decision making process when examining their respective compensation packages. However, the Chief Executive Officer, as required by the NYSE MKT listing standards, may not be present during voting or deliberations as to his compensation.  In the event compensation to an officer or director of the Company may result or be deemed to result from a related party transaction, the Company's Audit Committee or a majority of the Independent Directors may review the proposed compensation arrangement.

Philosophy.  The compensation program for the executive officers of the Company is developed and administered by the Board of Directors and its Compensation Committee. Overall compensation policies regarding non-executive officers and employees of the Company are established by the Compensation Committee, but the specific compensation program for such persons is developed and administered by Company management. The key goals of the Company's executive compensation program are: (1) to attract, retain and reward talented and productive executive officers who can contribute (both short and long-term) to the success of the Company; (2) provide incentives for executive officers for superior performance; and (3) to align compensation and interests of the executive officers with those of the stockholders by rewarding executive officers according to their contribution to the Company's success.

Implementation Guidelines.  To implement the general compensation philosophy described above, the Company's executive compensation program has three primary components: (i) a base salary, (ii) bonus awards, and (iii) long-term incentive awards. The factors and criteria considered with respect to each of these components are set forth below.  Total direct compensation to the Company's executive officers (base salary, bonus awards and long-term incentive awards) will be targeted within the appropriate competitive range, although higher compensation may be paid, in the discretion of the Compensation Committee, if necessary to attract or retain unusually qualified executives.

Base Salary.  The range of the base salary for an executive or other employee position will generally be established based on competitive salaries for positions with a similar scope of responsibilities and job complexities. The Company subscribes to a compensation data survey which provides salary data based upon business focus, executive job descriptions, geographic location and size of the company,  but which does not identify the component companies by name.  The level of base salary within the range of competitive salaries is determined on the basis of individual performance, experience and other relevant factors, such as demonstrated leadership, job knowledge and management skills.  Such determination is made by the Compensation Committee, with regard to the Company's executive officers, and by management with regard to all non-executive officers and employees consistent with the general overall compensation policies established by the Compensation Committee.

Base salaries are targeted within such competitive range, although higher compensation may be paid, in the discretion of the Compensation Committee, if necessary or appropriate to attract or retain unusually qualified executives.  Annual or other base salary adjustments are based on individual and company performance, as well as other market factors, such as changes in the Consumer Price Index.

Bonus Awards.  We pay bonus award compensation in order to focus the efforts of the executives and other employees on performance objectives in accordance with the business strategy of the Company. The Compensation Committee administers incentive awards for the Company's executive officers. The Compensation Committee, with input from the Chief Executive Officer, reviews and assesses (i) the extent to which the overall Company performance goals have been met during the year, (ii) each executive officer's individual performance for the year and (iii) the Target Bonus Amount set forth in each executive officer's Employment Agreement, and makes awards to the Company's executive officers on the basis of that review. Management of the Company is responsible for awarding bonus amounts to non-executive officers and employees of the Company, taking into account the general compensation philosophy of the Company.

Long-Term Incentive Awards.  The third element of the Company's compensation program is provided through the Company's Long-Term Incentive Plan (the "Plan").  We pay long-term incentive compensation because we believe it aligns the interests of the officers and employees with those of stockholders. The Plan is intended to focus the efforts of officers and employees on performance that will increase the value of the Company for its stockholders.

Pursuant to the Plan, the Compensation Committee may grant incentive stock options within the meaning of the Internal Revenue Code of 1986, as amended, and may grant, among other types of awards, non-statutory stock options to purchase shares of common stock. The Compensation Committee also may grant stock appreciation rights and award shares of restricted stock and incentive shares in accordance with the terms of the Plan. Subject to the terms of the Plan, the Compensation Committee has discretion in making grants and awards under the Plan. The Compensation Committee may, however, consider the recommendations of management with respect to such grants and awards.  During the year ended December 31, 2014, no grants or awards were made to the Named Executive Officers.

In general, the Compensation Committee's decisions concerning the specific compensation elements for individual executive officers were made within the broad framework previously described and in light of each executive officer's level of responsibility, performance, current salary, prior year bonus and other compensation awards.  In all cases, the Compensation Committee's specific decisions regarding 2014 executive officer compensation were ultimately based upon the Compensation Committee's judgment about the individual executive officer's performance and potential future contributions, and about whether each particular payment or award would provide an appropriate reward and incentive for that executive officer to contribute to, and enhance, the Company's performance.

Retirement and Other Benefits.  The Company encourages its employees to save for retirement and, as such, offers a 401(k) savings plan.  The 401(k) savings plan is a tax-qualified retirement savings plan pursuant to which all U.S. employees (excluding Hyperspring, LLC), including the named executive officers, are able to contribute up to the limit prescribed by the Internal Revenue Code on a before-tax basis.  The Company matches 50% of contributions up to 4% of eligible compensation to all 401(k) plan participants, up to a maximum per participating employee of $5,300 per annum.

In 2014, the Named Executive Officers were eligible to participate in the Company's health and welfare programs that are generally available to other U.S. Company employees (excluding Hyperspring, LLC), including medical, dental, basic life, short-term and long-term disability, employee assistance, flexible spending, and accidental death & dismemberment.  In addition, the Named Executive Officers receive supplemental life insurance coverage of two times annual salary, not to exceed $750,000 of coverage in combination with the basic life coverage.  The premiums for the supplemental insurance are paid by the Company.

Termination Benefits.  The Company has entered into Employment Agreements with the Named Executive Officers that provide for specified benefits upon termination.  See the discussion of their Employment Agreements under "Employment Agreements," below.

Summary Compensation Table

The following table sets forth all plan and non-plan compensation awarded to, earned by or paid for all services rendered in all capacities to GSE Systems and its subsidiaries by the Named Executive Officers for each of the last two completed fiscal years.  The Named Executive Officers listed in the following table include our principal executive officer ("PEO"), our two most highly compensated officers other than the PEO, and our past President Mr. Jen who retired on December 31, 2014.

		Annual Compensation
Name and Principal				Option	All Other
Position	Year	Salary	Bonus	Awards (1)	Compensation		Total

James A. Eberle	2014	$322,900	$-	$-	$15,509	(2)	$338,409
Chief Executive Officer	2013	$322,900	$-	$-	$14,038	(3)	$336,938

Chin-Our Jerry Jen	2014	$238,680	$-	$-	$17,475	(4)	$256,155
President	2013	$238,680	$-	$-	$15,081	(5)	$253,761

Lawrence M. Gordon	2014	$238,680	$-	$-	$13,323	(6)	$252,003
Sr. Vice President &	2013	$238,680	$-	$-	$17,564	(7)	$256,244
General Counsel

Jeffery G. Hough	2014	$228,340	$-	$-	$12,134	(8)	$240,474
Sr. Vice President & CFO	2013	$228,340	$-	$-	$8,597	(9)	$236,937

(1)
The amounts in this column reflect the aggregate grant date fair value of each stock option award, as computed in accordance with generally accepted accounting principles, assuming no forfeitures, for awards granted pursuant to the Company's 1995 Long-Term Incentive Plan.  Assumptions used in the calculation of these amounts are included in footnote 13 to the Company's audited financial statements for the fiscal year ended December 31, 2014 included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 19, 2015.

(2)	Consists of $5,200 for Company retirement plan matching, $1,260 for executive group term life insurance premiums, and $9,049 for personal vehicle expenditures.
(3)	Consists of $5,038 for Company retirement plan matching, $1,173 for executive group term life insurance premiums, and $7,827 for personal vehicle expenditures.
(4)	Consists of $4,376 for Company retirement plan matching, $10,165 for executive group term life insurance premiums, and $2,934 for personal vehicle expenditures.
(5)	Consists of $4,452 for Company retirement plan matching, $7,838 for executive group term life insurance premiums, and $2,791 for personal vehicle expenditures.
(6)	Consists of $3,978 for Company retirement plan matching, $5,283 for executive group term life insurance premiums, and $4,062 for personal vehicle expenditures.
(7)	Consists of $3,903 for Company retirement plan matching, $3,844 for executive group term life insurance premiums, and $9,817 for personal vehicle expenditures.
(8)	Consists of $4,376 for Company retirement plan matching, $3,282 for executive group term life insurance premiums, and $4,476 for personal vehicle expenditures.
(9)	Consists of $4,439 for Company retirement plan matching, $2,234 for executive group term life insurance premiums, and $1,924 for personal vehicle expenditures.

Grants of Plan – Based Awards

No stock options were granted to the Named Executive Officers during the fiscal year ended December 31, 2014.

Fiscal Year-End Option Values and Aggregated Option Exercises in Last Fiscal Year

The following tables set forth certain information with respect to unexercised options held by the named executive officers at the end of the fiscal year ended December 31, 2014 and options exercised during the fiscal year ended December 31, 2014 by such persons.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2014

		Number of
		Securities Underlying		Option
Option		Unexercised Options		Exercise	Option
Grant		at 12/31/2014		Price	Expiration
Name	Date	Exercisable	Unexercisable	($/share)	Date

James A. Eberle	10/28/2010	40,000	-	$3.40	10/28/2017	(1)
11/11/2011		120,000	80,000	$1.85	11/11/2018	(2)

Chin-Our Jerry Jen	10/23/2008	34,285	5,715	$5.95	10/23/2018	(3)
10/28/2010		20,000	-	$3.40	10/28/2017	(1)
11/11/2011		75,000	50,000	$1.85	11/11/2018	(2)

Lawrence M. Gordon	1/5/2009	50,000	-	$5.74	1/5/2016	(4)
10/28/2010		10,000	-	$3.40	10/28/2017	(1)
11/11/2011		60,000	40,000	$1.85	11/11/2018	(2)

Jeffery G. Hough	10/23/2008	34,285	5,715	$5.95	10/23/2018	(3)
10/28/2010		20,000	-	$3.40	10/28/2017	(1)
11/11/2011		60,000	40,000	$1.85	11/11/2018	(2)

(1)	The options vest 40% one year from date of grant, another 30% two years from date of grant; and the final 30% three years from date of grant.
(2)	The options vest over five years at the rate of 20% on each anniversary of the date of grant.
(3)	The options vest over seven years at the rate of 14.3% on each anniversary of the date of grant.
(4)	The options vest 20% on the date of grant, and 20% per year on each of the next four anniversaries of the date of grant.

Employment Agreements-- As of January 1, 2015, all of the Named Executive Officers entered into new employment agreements.  The terms of all of such agreements are summarized below.

The Board of Directors of the Company approved entering into Employment Agreements (the "Agreements") with each of the Named Executive Officers (the "Executive Officers").  The Agreements are effective as of January 1, 2015 (the "Effective Date") and the term of each Agreement runs from January 1, 2015 through December 31, 2016 (the "Term").  On each anniversary of the Effective Date, the Term is automatically extended by one additional year, unless either party provides written notice to the other of its intention not to extend the Term at least 10 days' prior to the end of the then current Term.

Effective January 1, 2015, the base salaries for each of the following Executive Officers is as follows:

James A. Eberle	$336,000
Lawrence M. Gordon	248,350
Jeffery G. Hough	237,590

The base salary will be reviewed at least annually by the Compensation Committee of the Board of Directors of the Company (the "Compensation Committee") and the Compensation Committee may, but shall not be required to, increase (but not decrease) the base salary during the Term.

For each calendar year of the Term, the Messrs. Gordon and Hough will  be eligible to earn an annual bonus award (the "Bonus") of up to 25% of base salary (Mr. Eberle up to 50%  of base salary), based upon the achievement of annual performance goals established by the Compensation Committee.  In addition, at the discretion of the Compensation Committee, in 2015 Messrs. Gordon and Hough shall be eligible to receive a bonus of up to $50,000 and $15,000, respectively, based upon the results of operation of Hyperspring LLC for the six-month period ending June 30, 2015.

The Company is required to pay the monthly medical and dental insurance premiums for each Executive Officer in association with Company-provided health insurance plans.  Each Executive Officer is entitled to receive vacation in accordance with the Company's policy for its senior executives and may participate in other Company sponsored benefit plans including life insurance and 401(k) retirement plans.  Each Executive Officer is entitled to reimbursement by the Company for all reasonable expenses incurred by him in connection with his employment.  Reimbursable expenses include, but are not limited to, business travel and customer entertainment expenses.

The Company may terminate each Agreement for cause.  Examples of "cause" include (i) the willful and continued failure by the Executive Officer to substantially perform his duties or obligations, after written demand for substantial performance is delivered by the Company, (ii) the willful engaging by the Executive Officer in misconduct which will have a material adverse effect on the reputation, operations, prospects or business relations of the Company, (iii) the conviction of the Executive Officer of any felony or the entry by the Executive Officer of any plea of nolo contendere in response to an indictment for a crime involving moral turpitude, (iv) the  abuse of alcohol, illegal drugs or other controlled substances which impact the Executive Officer's performance of his duties or (v) the material breach by the Executive Officer of a material term or condition of his Agreement.

Notice of termination must be in writing and must state the reason for termination. The Executive Officer (with his attorney) will have the opportunity to be heard by the Company's Board of Directors.  In the event of termination for cause, the Executive Officer shall continue to receive his full salary through the date of termination.  In the event of disability, the Executive Officer will continue to receive his full salary (less any sum payable under the Company's disability benefit plan) until his employment is terminated.

If the Executive Officer's employment is terminated by the Company for a reason other than (i) Death, (ii) Disability or (iii) Cause, upon the Executive Officer's execution of a release of claims in favor of the Company, its affiliates and their respective officers and directors in a form provided by the Company (the "Release") and such Release becoming effective within 21 days following the date of termination,  the Executive Officer shall be entitled to receive his full salary and to continue participating in all medical, dental and life insurance benefits ("Benefits") for a period of 12 months. In addition, all options to purchase the Company's common stock granted to the Executive Officer under the Company's option plan or otherwise shall immediately become fully vested and will terminate on such date as they would have terminated if his employment by the Company had not been terminated.

In the event a Change of Control (as defined in the Agreement) of the Company occurs and the Executive Officer terminates his employment for Good Reason (as defined in the Agreement), then for a period of 12 months (18 months for Mr. Eberle) from the date of his termination, the Executive Officer will continue to receive salary and all benefits that he is receiving as of the date the Change of Control occurs. In addition, the Executive Officer would also be entitled to receive on the date of termination an amount equal to the average of the amounts paid to him as a bonus for the two years prior to the year in which the Change of Control takes place.  The total termination benefit that would be provided to the Executive Officers is as follows:

					Total
					Termination
	Salary (1)	Bonus (2)	Equity (3)	Benefits	Benefit
James A. Eberle	$504,000	$-	$-	$3,488	$507,488
Lawrence M. Gordon	248,350	-	-	4,429	252,779
Jeffery G. Hough	237,590	-	-	9,760	247,350

(1)	Salary would be paid on a semi-monthly basis over a one-year period (18-month period for Mr. Eberle).
(2)	Average of the bonus payments for 2014 and 2013.
(3)	Calculated by multiplying the underlying unvested options by the difference between the exercise prices of the underlying unvested options and the December 31, 2014 closing price ($1.5916).

The foregoing is a brief description of the terms of the Agreements which, by its nature, is incomplete.  It is qualified in its entirety by the text of the respective agreements, which were filed as exhibits to a Current Report on Form 8-K, filed with the SEC on March 19, 2015, and incorporated herein by reference.  All readers of this proxy are encouraged to read the entire text of the Agreements.

COMPENSATION OF DIRECTORS

In light of the Company's operating results, the Company suspended the cash portion of Director compensation for the fiscal year 2014 but continued the annual grant of stock options to each Independent Director described below.  In January 2015, the Company reinstituted the cash compensation for Directors that was previously utilized in 2013 and is described below.

·
Annual Retainer:  an annual retainer of $12,000 is paid to all directors who do not chair a committee and are classified as "Independent Directors" based upon the SEC and NYSE MKT criteria for Independent Directors.  The Chairman of the Compensation Committee and the Chairman of the Audit Committee are each paid an annual retainer of $25,000 per year.

·
Board and Committee Meeting Attendance Fees:  Independent Directors are paid $1,500 for each Board meeting attended.  Members of the Audit Committee and the Compensation Committee receive $500 for each committee meeting attended.

·	Stock Options: On an annual basis, each Independent Director is awarded non-qualified GSE stock options to purchase 10,000 shares of the Company's common stock, pursuant to the Company's Plan.

The table below summarizes the compensation paid by the Company to Directors who are not included in the Executive Summary Compensation Table above.

2014 DIRECTOR COMPENSATION

	Fees earned
	or Paid in	Option
	Cash	Awards (1)	Total

Sheldon L. Glashow	$-	$9,316	$9,316
Roger L. Hagengruber	-	9,316	9,316
Joseph W. Lewis	-	9,316	9,316
Christopher D. Sorrells	-	9,316	9,316
Jane Bryant Quinn	-	9,316	9,316

(1)
The amounts in this column reflect the aggregate grant date fair value of each stock option award, as computed in accordance with generally accepted accounting principles, assuming no forfeitures, for awards granted pursuant to the Company's 1995 Long-Term Incentive Plan.  Assumptions used in the calculation of these amounts are included in footnote 13 to the Company's audited financial statements for the fiscal year ended December 31, 2014 included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 19, 2015.  The aggregate number of option awards outstanding at fiscal year end for each director was as follows:  for Dr. Glashow, 60,000 options; for Dr. Hagengruber, 60,000 options; for Mr. Lewis, 60,000 options; for Mr. Sorrells, 30,000 options; and for Ms. Quinn, 65,833 options.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee is currently comprised of Mr. Sorrells and Ms. Quinn (Chairman).  No member of the Compensation Committee has served as a Company officer or employee at any time.  None of our executive officers serves as a member of the compensation committee of any other company that has an executive officer serving as a member of our Board. None of our executive officers serve as a member of the Board of Directors of any other company that has an executive officer serving as a member of our Compensation Committee.

PROPOSALS RECOMMENDED FOR CONSIDERATION BY STOCKHOLDERS

Proposal 1: Election of Directors

Currently there are seven directors serving on the Board.  The Board is divided into three classes that serve staggered three-year terms and are as nearly equal in number as possible.  The stockholders elect at least one class of directors annually. Each class generally serves for a period of three years, although a director may be elected for a shorter term in order to keep the number of directors in each class approximately equal.

The terms of Joseph W. Lewis and Jane Bryant Quinn will expire at the 2015 Annual Meeting. These directors have been nominated to stand for reelection at the meeting to hold office until the 2018 Annual Meeting and until their successors are elected and qualified. Biographical information, including professional background and business-related experience, for each of the nominees and incumbent directors is contained in the section captioned "Information about Executive Officers and Directors."

The proxies solicited hereby, unless directed to the contrary, will be voted FOR election of the nominees. All of the nominees have consented to being named in this Proxy Statement and to serve if elected. The Board has no reason to believe that any of the nominees will not be a candidate or will be unable to serve, but if either occurs proxies may be voted for such substituted nominee or nominees as the board, in its discretion, may designate.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF
JOSEPH W. LEWIS AND JANE BRYANT QUINN

Proposal 2: Non-Binding Resolution to Approve Executive Compensation

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act ("Dodd-Frank") and Section 14A of the Securities Exchange Act, as amended (the "Exchange Act"), we are providing stockholders the chance to approve, in a non-binding vote, the Company's executive compensation as reported in this Proxy Statement.  We are providing stockholders with this opportunity on an annual basis pursuant to the recommendation of Stockholders at the 2011 Annual Meeting that the Company hold a "say on pay" vote every year.

Our executive compensation programs are designed to support the Company's long-term success.  As described in the "Compensation Discussion and Analysis" section of this Proxy Statement, the Compensation Committee has structured our executive compensation program to achieve the following key objectives:
•	to attract, retain and reward talented and productive executive officers and other employees who can contribute (both short and long-term) to the success of the Company;
•	provide incentives for executive officers for superior performance; and
•	to align compensation and interests of the executive officers with those of the Company and reward executive officers according to their contribution to the Company's success.
We urge stockholders to read the "Compensation Discussion and Analysis" set forth in this Proxy Statement, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation philosophy and objectives, as well as the Summary Compensation Table and related compensation tables and narrative below which provide detailed information on the compensation of our named executive officers.  The Compensation Committee and the Board of Directors believe that the policies and procedures articulated in the "Compensation Discussion and Analysis" are effective in achieving our goals and that the compensation of our named executive officers reported in this Proxy Statement has supported and contributed to the Company's success.

We are asking stockholders to approve the following non-binding resolution at the 2015 Annual Meeting:
RESOLVED, that the stockholders of GSE Systems, Inc. (the "Company") approve, on an advisory basis, the compensation of the Company's named executive officers set forth in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables and narrative in the Proxy Statement at the Company's 2015 Annual Meeting of Stockholders.
This advisory resolution, commonly referred to as a "say-on-pay" resolution, is non-binding on the Board of Directors. Although non-binding, the Board and the Compensation Committee will carefully review and consider the voting results when evaluating our executive compensation program.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ADVISORY RESOLUTION APPROVING THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS SET FORTH IN THE COMPENSATION DISCUSSION AND ANALYSIS, THE SUMMARY COMPENSATION TABLE AND THE RELATED COMPENSATION TABLES AND NARRATIVE IN THE PROXY STATEMENT, AND IT IS INTENDED THAT PROXIES NOT MARKED TO THE CONTRARY WILL BE SO VOTED.

Proposal 3:  Ratification of Appointment of Independent Registered Public Accounting Firm

Upon the recommendation of the Audit Committee, the Board has appointed the firm of BDO USA LLP ("BDO") as independent registered public accountants of the Company for 2015.  BDO was also the Company's independent registered public accountants for fiscal year 2014.  Although stockholder approval of the selection of BDO  is not required by law, the Board of Directors believes that it is advisable to give stockholders an opportunity to ratify this selection as is a common practice with other publicly traded companies.  Representatives of BDO are expected to attend the 2015 Annual Meeting and will have the opportunity to make a statement at the meeting if they desire to do so and will be available to respond to appropriate questions.  The Board has been advised by BDO USA LLP that neither the firm nor any member of the firm has a direct or indirect financial interest in the Company or its subsidiaries.

For a description of the Audit Committee's pre-approval policies and procedures pursuant to 17 CFR 210.2-01(c)(7)(i), see the section captioned "Audit Committee Pre-Approval of Audit and Non-Audit Services."

Ratification of the appointment of the independent registered public accountants requires the affirmative vote of a majority of the votes cast by the holders of the shares of common stock voting in person or by proxy at the annual meeting. The stockholders' ratification of the appointment of BDO USA LLP will not impact the Audit Committee's responsibility pursuant to its charter to appoint, replace and discharge the independent auditors. If the stockholders do not ratify the appointment of BDO USA LLP, the Board of Directors may reconsider the appointment.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
RATIFICATION OF THE APPOINTMENT OF BDO USA LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Other Business

As of the date of this proxy statement, the Company does not know of any matters that will be presented for action at the annual meeting other than those expressly set forth herein. If other matters properly come before the meeting, proxies submitted on the enclosed form will be voted by the persons named in the enclosed form of proxy in accordance with their best judgment. In addition, if (i) any of the persons named to serve as directors are unable to serve or for good cause will not serve and the Board of Directors designates a substitute nominee or (ii) any stockholder proposal, which is not in this proxy statement or on the proxy card or voting instructions form pursuant to Rule 14a-8 or 14a-9 of the Securities Exchange Act of 1934, is presented for action at the meeting, or (iii) if any matters concerning the conduct of the meeting are presented for action, then stockholders present at the meeting may vote on such items. If you are represented by proxy, your proxy will vote your shares using his discretion.

By Order of the Board of Directors

Jeffery G. Hough
Secretary
Sykesville, Maryland